Exhibit 28(h)(2)

AUTHORIZED PARTICIPANT AGREEMENT

GABELLI NEXTSHARES TRUST

This Authorized Participant Agreement (the “Agreement”) is entered into by and between G.distributors, LLC (the “Distributor”) and _____________ (the “Participant”) and is subject to acceptance by The Bank of New York Mellon (the “Transfer Agent”) and is further subject to acknowledgement and agreement by Gabelli NextShares Trust (the “Trust”) solely with respect to Sections 7(b) and 20(b) herein. The Distributor, the Participant, and the Transfer Agent acknowledge and agree that the Trust and each current and future series thereof (each, a “Fund,” and collectively, the “Funds”) shall be third-party beneficiaries of this Agreement and shall receive the benefits contemplated by this Agreement to the extent specified herein. Capitalized terms used but not defined herein are defined in the current prospectus for each Fund (together with the Statement of Additional Information (“SAI”) incorporated therein, the “Prospectus”).

The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the distribution of shares of beneficial interest of each Fund (the “Shares”). The Transfer Agent has been retained to provide certain transfer agency services and to be the order taker with respect to the purchase and redemption of Shares.

This Agreement is intended to set forth certain procedures by which the Participant may purchase and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve Book-Entry System”) and the Continuous Net Settlement (“CNS”) clearing processes of National Securities Clearing Corporation (“NSCC”) (as such processes have been enhanced to effect purchases and redemptions of Creation Units, the “CNS Clearing Process”) or, outside of the CNS Clearing Process, the manual process of The Depository Trust Company (“DTC”).

The parties hereto agree as follows:

1.	STATUS OF PARTICIPANT

a.           Clearing Status

The Participant represents and warrants that it has the ability to transact through the Federal Reserve Book-Entry System and, with respect to orders for the purchase of Creation Units (“Purchase Orders”) or orders for redemption of Creation Units (“Redemption Orders” and, together with Purchase Orders, the “Orders”), (i) through the CNS Clearing Process, because it is a member of NSCC and a participant in the CNS System of NSCC, and/or (ii) outside the CNS Clearing Process, because it is a DTC participant (a “DTC Participant”). Any change in the foregoing status of the Participant shall automatically and immediately terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

The Participant may place Orders either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in the Prospectus, Section 2 of this Agreement, and in Attachment A hereto.

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b.           Broker-Dealer Status

The Participant represents and warrants that: (i) it is a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”), and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from, or it is otherwise not required to be registered as, a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) conform to the FINRA Conduct Rules and the securities laws of any jurisdiction in which it sells Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Shares; and (iii) not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

Any change in the foregoing status of the Participant shall terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

c.           Foreign Status

If the Participant is offering and selling Shares in jurisdictions outside the several states, territories and possessions of the United States, and the Participant is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above, the Participant nevertheless agrees to observe the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act and the regulations promulgated thereunder, and to conduct its business in accordance with the FINRA Conduct Rules, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares.

d.           Distributor Status

The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws, rules and regulations. For example, because new Creation Units may be issued and sold by a Fund on an ongoing basis, a “distribution,” as such term is used in the Securities Act, may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the Securities Act. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are typically required to deliver a Prospectus.

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2.	PURCHASES AND REDEMPTIONS OF SHARES

a.           Compliance with Terms of the Prospectus and this Agreement

All Orders must comply with the procedures for Orders set forth in the Prospectus and in this Agreement, which includes the attachments. The Participant, the Distributor, and the Transfer Agent each agrees to comply with the provisions of the Prospectus, this Agreement, and the laws, rules, and regulations that are applicable to it in its role under this Agreement. If there is a conflict between the terms of the Prospectus and the terms of this Agreement, the terms of the Prospectus control.

b.           Baskets

As stated in the Prospectus, each Fund issues and redeems Creation Units in return for the securities, other instruments, and/or cash that the Fund specifies each business day (the “Basket”). Prior to the beginning of market trading each business day, each Fund will disclose on its website and through the NSCC the Basket that it will accept from, and deliver to, authorized participants to settle purchases and redemptions of Creation Units on that day. Each security included in a Fund’s Basket will be a current holding of the Fund. A Fund’s Basket is not intended to be representative of current holdings and may vary significantly from current portfolio positions.

To the extent there is a difference between the NAV of a Creation Unit and the aggregate market value of the Basket instruments exchanged for the Creation Unit, whichever of the Fund or the Participant conveying the lower value will pay to the other an amount in cash equal to that difference (the “Balancing Amount”).

The Participant understands that a Creation Unit generally will not be issued until the Basket, as well as applicable Transaction Fees (as discussed below) are transferred to the Trust on or before the settlement date in accordance with the Prospectus.

c.           Transaction Fees

In connection with the purchase or redemption of Creation Units, the Participant agrees to pay the Transaction Fee, if any, set forth that day on the Fund’s website and applicable to purchases or redemptions. Transaction Fees, which will be determined daily and may vary over time, will differ for each Fund, depending on the estimated trading costs for its portfolio positions and Basket, processing costs and other considerations. Transaction fees may include fixed amounts per purchase or redemption event, amounts varying with the number of Creation Units purchased or redeemed, and amounts varying based on the time an Order is placed.

d.           Net Asset Value

The prices at which Orders are processed is at the net asset value (“NAV”) per share next calculated after an Order is received in proper form, plus or minus a trading cost (i.e., a premium or discount to NAV) determined at the time of trade execution. For each Order, the final transaction price is determined once NAV is computed.

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e.           Basket Substitutions

Each Fund may permit the Participant to deposit or receive, as applicable, cash in lieu of some or all of the Basket instruments, solely because: (a) such instruments are, in the case of the purchase of a Creation Unit, not available in sufficient quantity; (b) such instruments are not eligible for trading by the Participant or the investor on whose behalf the Participant is acting; or (c) a holder of Fund Shares investing in foreign instruments would be subject to unfavorable income tax treatment if the holder received redemption proceeds in kind. No other Basket substitutions will be permitted. A “Custom Order” is any purchase or redemption of Shares described in paragraph (b) of this section and in the Prospectus made in whole or in part on a cash basis.

f.            Incomplete Baskets

As described in Attachment A, Shares may be issued to a Participant notwithstanding the fact that a Basket is incomplete, in part or in whole, if the Participant undertakes to deliver the missing portion as soon as possible, with the undertaking secured by the Participant’s delivery and maintenance of collateral acceptable to the Fund. While a Basket remains incomplete, the Fund may buy any missing Basket instruments at any time and the Participant will be liable for any shortfall between the cost to the Fund of purchasing such instruments and the value of the collateral.

g.           Redemptions

The Participant represents and warrants that it will not place a Redemption Order unless it first ascertains that, at the time of delivery, it will own outright or have full legal authority and legal and beneficial right to tender for redemption the requisite number of Shares for the redemption Basket, and that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Shares to the Fund. The Participant understands that Fund Shares of any Fund may be redeemed only when one or more Creation Units are held in the account of a single Participant. At the time a Redemption Order is placed, if the Distributor, Transfer Agent and/or the Trust reasonably believe that a Participant would not be able to deliver the requisite number of Shares to be redeemed as a Creation Unit on the settlement date, the Distributor, Transfer Agent, and/or Trust may reject the Participant’s Redemption Order.

h.           Recording of Order Phone Lines and Consent to Record

Phone lines used in connection with Orders will be recorded. The Participant hereby consents to the recording of all calls in connection with the Orders, provided that the Participant may reasonably request that the recording party promptly provide to the Participant copies of recordings of any such calls, which have been retained in accordance with the recording party’s usual document retention policy. If a recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, to the extent legally permitted to do so, such recording party shall provide the Participant with reasonable advance written notice identifying the recordings to be disclosed, together with copies of such recordings, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so.

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3.	AUTHORIZATION OF TRANSFER AGENT

Solely with respect to Orders submitted through the CNS Clearing Process, the Participant hereby authorizes the Transfer Agent, or its designee, to transmit to the NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, and Orders consistent with the instructions and Orders issued by the Participant to the Transfer Agent. The Participant agrees to be bound by the terms of such instructions and Orders as reported by the Transfer Agent or its designee to the NSCC as though such instructions were issued by the Participant directly to the NSCC.

4.	ROLE OF PARTICIPANT

a.           Not Acting as Agent

The Participant acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor and shall have no authority in any transaction or in any respect to act as agent of the Trust, the Distributor, or the Transfer Agent. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, the Distributor, the Transfer Agent, or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

b.           Obligations as DTC Participant

The Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

c.           Delivery of Shareholder Information

The Participant agrees that: (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws that the Participant may have to its customers, the Participant will assist the Distributor in ascertaining certain information regarding sales of Shares made by or through the Participant upon the reasonable request of the Trust or the Distributor necessary for a Fund to comply with its obligations to distribute information to its shareholders, as may be required from time to time under applicable state or federal securities laws, rules and regulations, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver to its customers proxy materials and annual and other reports of the Funds, or other similar information that the Funds are obligated to deliver to their shareholders, upon receiving from the Funds sufficient quantities of the same to allow delivery thereof to such customers. The Participant will be responsible for providing Prospectuses in connection with sales of Shares in the secondary market, as required by applicable laws, rules and regulations.

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d.           Maintenance of Records

Pursuant to its obligations under the federal securities laws, the Participant agrees to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust or the Distributor promptly upon request, subject to any privacy obligations or other obligations arising under the federal or state securities laws that the Participant may have to its customers.

e.           Agent for Proxy

The Participant represents that from time to time, it may be a beneficial owner of Shares (“Beneficial Owner”). To the extent that it is a Beneficial Owner, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Shares with no input from the Participant. The Distributor, as attorney and proxy for the Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. This irrevocable proxy terminates upon termination of the Agreement.

f.            Privacy

The Participant affirms that it has, and will continue to have throughout the term of this Agreement, procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/customer information to the extent required by applicable laws, rules and regulations.

g.           Anti-Money Laundering

The Participant represents and warrants that it has implemented, and agrees to maintain and implement on an on-going basis, an anti-money laundering program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001, each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where Participant conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency.

h.           Sanctions

The Participant represents and warrants that it will not offer or sell any Creation Units or any Shares to a client, including any government, entity or individual, where such an offer or sale would be prohibited under the applicable laws, rules, regulations, edicts, orders or resolutions, or to any person or entity listed on the Specially Designated Nationals and Blocked Persons List or the Foreign Sanctions Evaders List administered by the United States Department of the Treasury, as such programs and lists may be amended from time to time, or other blacklist administered by an agency of an applicable jurisdiction including an agency of the United States, the United Kingdom, or the United Nations.

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i.            Anti-Corruption

The Participant represents and warrants that it has implemented and shall maintain policies, procedures and internal controls reasonably designed to prevent and detect violations by those acting on its behalf of any applicable anti-corruption laws or regulations including self-regulatory organization regulations; giving money or anything of value to obtain or retain business or favorable treatment; and making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person, including but not limited to domestic or foreign government officials or employees, customers and commercial counterparties.

5.	PARTICIPANT REPRESENTATIONS

a.           Representations Concerning a Fund

The Participant represents and warrants that it will not make any representations concerning a Fund, Creation Units or Shares, other than those consistent with the Prospectus or any promotional or marketing materials furnished to the Participant by the Distributor or Trust.

b.           Marketing Materials and Research Reports

The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to a Fund or the Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials”), unless such Marketing Materials: (i) are either furnished to the Participant by the Trust or the Distributor, or are otherwise consistent with the Prospectus, or have been approved by the Distributor in writing prior to use and clearly indicate that such Marketing Materials are prepared and distributed by the Participant, and (ii) comply with applicable FINRA Conduct Rules. The Participant shall file all such Marketing Materials that it prepares with FINRA, if required by applicable laws, rules or regulations.

Notwithstanding anything to the contrary in this Agreement, Marketing Materials shall not include (i) written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through Participant or in the context of asset allocations), (ii) materials prepared and used for the Participant’s internal use only, (iii) brokerage communications, including correspondence and institutional communications, as defined under FINRA rules, prepared by the Participant in the normal course of its business, and (iv) research reports; provided, however, that any such materials prepared by Participant comply with applicable FINRA Conduct Rules and other applicable laws, rules and regulations.

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c.           Descriptions of the Funds

The Participant understands that: (i) neither the Trust nor any Fund may be marketed as an “open-end investment company,” a “mutual fund,” an “exchange traded fund” or an “ETF” and (ii) the Prospectus and all Marketing Materials will prominently disclose that: (a) trading prices of Shares are linked to the Fund’s next-computed NAV and will vary from NAV by a market-determined premium or discount, which may be zero; (b) trading prices of Shares may be above, at, or below NAV, and may vary significantly from anticipated levels; (c) trading in Shares does not offer the opportunity to transact intraday based on current (versus end-of-day) determinations of the Shares’ value; (d) buyers and sellers of Shares will not know the value of their purchases and sales until the Fund’s NAV is determined at the end of the trading day; (e) although limit orders can be used to control differences in trade price versus NAV (cost of trade execution), they cannot be used to control or limit execution price; (f) individual Shares may only be purchased and sold on an Exchange through a Broker and may not be purchased or redeemed directly from an Fund; (g) Shares may be purchased or redeemed in transactions directly with an Fund only in Creation Unit quantities by or through Authorized Participants; (h) there can be no guarantee that an active trading market for Shares will develop or be maintained, or that their listing will continue or remain unchanged; (i) the Basket is not intended to be representative of current Portfolio Positions and may vary significantly from the Portfolio Positions; (j) buying and selling Shares on the Exchange may require the payment of brokerage commissions and expose the buyer or seller to other transaction costs; (k) due to brokerage commissions and other transaction costs that may apply, frequent trading may detract from realized investment returns; and (l) an investor’s realized returns will be reduced if the investor sells Shares at a greater discount or narrower premium to NAV than he or she acquired the Shares.

6.	SUB-CUSTODIAN ACCOUNTS

The Participant understands and agrees that, in the case of each Fund that invests in international securities, the Trust has caused The Bank of New York Mellon, acting in its capacity as the Trust’s custodian (“Custodian”), to maintain with the applicable sub-custodian for such Fund, an account in the relevant foreign jurisdiction, to which the Participant shall deliver or cause to be delivered, in connection with the purchase of a Creation Unit, on behalf of itself or any party for which it is acting (whether or not a customer), the securities not subject to settlement in the United States, with any appropriate adjustments as advised by such Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

7.	TITLE TO SECURITIES

a.           Purchase Orders

The Participant represents and warrants on behalf of itself and any party for which it acts that Basket securities delivered by it to the Custodian and/or any relevant sub-custodian in connection with a Purchase Order will not be “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the 1933 Act, and at the time of delivery, the Fund will acquire good and unencumbered title to such Basket securities, free and clear of all liens, restrictions, charges and encumbrances, and not be subject to any adverse claims.

b.           Redemption Orders

The Trust represents and warrants that, upon delivery of Basket securities to the Participant in connection with a Redemption Order, the Participant will acquire good and unencumbered title to such Basket securities, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims, and that such securities will not be “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act.

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8.	PAYMENT OF TAXES

This Section 8 shall survive the termination of this Agreement.

To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the purchase or redemption of any Creation Unit is imposed, the Participant shall be responsible for the payment of such tax or government charge. To the extent the Trust, the Distributor, or the Custodian are required by law to pay any such tax or charge, the Participant agrees to promptly reimburse such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

9.	AUTHORIZED PERSONS

a.           Identification of Authorized Persons

Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Funds, the Transfer Agent, or the Distributor, the Participant shall deliver to the Funds and the Transfer Agent, with copies to the Distributor, a certificate in the format of Attachment B to this Agreement, duly certified by the Participant’s Secretary or other duly authorized officer of Participant, setting forth the names and signatures of all persons authorized by the Participant (each an “Authorized Person”) to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant. Such certificate may be relied upon by the Distributor, the Transfer Agent and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Funds, the Distributor, and the Transfer Agent of a superseding certificate or of written notice from the Participant that an individual should be added to, or removed from, the certificate. Whenever the Participant wants to add an Authorized Person, revoke the authority of an Authorized Person, or change or cancel a PIN Number (as defined below), the Participant shall give prompt written notice of such fact to the Funds and the Transfer Agent, with a copy to the Distributor, and such notice shall be effective upon receipt by the Funds, the Transfer Agent, and the Distributor.

b.           Issuance of PIN Numbers by Transfer Agent

The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which the Participant and such Authorized Person shall be identified and instructions to the Funds, Transfer Agent, and Distributor issued by Participant through the Authorized Person shall be authenticated. The Participant and each Authorized Person shall keep his/her PIN Number confidential and only those Authorized Persons who were issued a PIN Number shall use such PIN Number to identify himself/herself and to submit instructions for Participant, to the Funds, Transfer Agent, and Distributor. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon in writing by the Participant and the Transfer Agent. If an Authorized Person’s PIN Number is compromised, the Participant shall contact the Transfer Agent promptly in writing in order for a new one to be issued. Upon receipt of written notice as set forth in paragraph (a) of this section, the Transfer Agent agrees to promptly issue a PIN Number when the Participant adds an Authorized Person and shall promptly cancel a PIN Number when the Participant revoke’s a person’s authority to act for it.

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c.           Reliance on Instructions submitted using a PIN Number

The Transfer Agent and Distributor shall not have any obligation to verify instructions and Orders given using a PIN Number and shall assume that all instructions and Orders issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Transfer Agent and Distributor have actual knowledge to the contrary because they received from the Participant written notice as set forth in paragraph (a) that such person is no longer authorized to act on behalf of Participant. The Participant agrees that neither the Distributor, the Transfer Agent, nor the Funds shall be liable, absent gross negligence, bad faith or willful misconduct on their respective parts, for Losses (as defined below) incurred by the Participant as a result of the unauthorized use of an Authorized Person’s PIN Number, unless the Transfer Agent, Distributor, and the Funds previously received from Participant written notice to revoke such Authorized Person’s PIN Number as set forth in paragraph (a).

This paragraph (c) shall survive the termination of this Agreement.

10.	BENEFICIAL OWNERSHIP

The Participant represents and warrants that, based upon the number of outstanding Shares of any particular Fund, either (i) it does not, and will not in the future as the result of one or more Purchase Orders, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, 80 percent or more of the currently outstanding Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to sections 351 and 362 of the Internal Revenue Code of 1986, as amended, or (ii) it is carrying some or all of the Basket instruments as a dealer and as inventory in connection with its market making activities.

The Distributor, Transfer Agent or the Funds may request information from the Participant regarding Share ownership and may rely thereon to the extent necessary to make a determination regarding percentage ownership of Fund Shares by a Beneficial Owner as a condition to the acceptance of a Purchase Order.

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11.	INDEMNIFICATION

This Section 11 shall survive the termination of this Agreement.

a.           Participant’s Indemnification of Trust, Distributor, and Transfer Agent

The Participant agrees to indemnify and hold harmless the Distributor, the Trust, the Transfer Agent, their respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each, a “Participant Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) (“Loss”) incurred by such Participant Indemnified Party as a result of: (i) any material breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any material failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, rules and regulations, including rules and regulations of self-regulatory organizations (“SROs”), in relation to its role as Participant; (iv) actions of such Participant Indemnified Party in reliance upon any instructions reasonably believed by the Distributor or the Transfer Agent to be genuine and to have been given by the Participant, or (v)(1) any representation by the Participant, its employees or its agents or other representatives that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or sale of Shares and (2) any untrue statement of a material fact contained in any materials prepared by Participant or its affiliates as described in Section 5 hereof or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or any Participant Indemnified Party unless, in either case, such representation, statement or omission was made or included by the Participant at the written direction of the Trust or the Distributor or is based upon any omission by the Trust or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

The foregoing shall not apply to the extent that any Loss incurred by a Participant Indemnified Party arises out of such Participant Indemnified Party’s bad faith, gross negligence, or willful misconduct.

b.           Distributor’s Indemnification of Participant

The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each a “Distributor Indemnified Party”) from and against any Loss incurred by such Distributor Indemnified Party as a result of: (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; or (iii) any failure by the Distributor to comply with applicable laws, rules and regulations, including rules and regulations of SROs, in relation to its role as Distributor.

The foregoing shall not apply to the extent that any Loss incurred by a Distributor Indemnified Party arises out of such Distributor Indemnified Party’s bad faith, gross negligence, or willful misconduct.

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12.	LIMITATION OF LIABILITY

This Section 12 shall survive the termination of this Agreement.

a.           No Special Damages

In no event shall any party be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

b.           Force Majeure

Neither the Distributor, the Transfer Agent, nor the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

c.           Reliance on Instructions

The Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

d.           Limited Liability

In the absence of bad faith, gross negligence or willful misconduct on its part, the Transfer Agent, whether acting directly or through agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder. The Transfer Agent shall not be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.

13.	TRUST AS THIRD-PARTY BENEFICIARY

The Participant, the Distributor, and the Transfer Agent understand and agree that the Trust is a third-party beneficiary to this Agreement.

14.	ACKNOWLEDGMENT

The Participant acknowledges receipt of the Prospectus and represents it has reviewed the Prospectus and understands the terms thereof.

15.	NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; traceable overnight mail (e.g., Federal Express); by registered or certified United States first class mail, return receipt requested; or by facsimile, electronic mail or similar means of same day delivery (with a confirming copy by mail). All notices to the Participant, the Distributor, the Trust, and the Transfer Agent shall be directed to the address, telephone, e-mail address, or facsimile numbers indicated below the signature line of such party.

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16.	ENTIRE AGREEMENT

This Agreement, which includes the attachments, supersedes any prior agreement between the parties with respect to the subject matter contained herein and constitutes the entire agreement between the parties regarding the matters contained herein.

17.	HEADINGS

Headings and sub-headings are included solely for convenient reference and shall not affect the meaning, construction, operation, or effect of the terms of this Agreement.

18.	AMENDMENT

This Agreement may not be amended except by a writing signed by all the parties hereto. Notwithstanding the foregoing, this Agreement will apply to each of the current and future Funds of the Trust, and no amendment to this Agreement will be required if the Trust creates or terminates Funds; provided, however, that notice of any such creation or termination of Funds shall be provided to the Participant.

19.	TERMINATION

This Agreement may be terminated at any time by any party upon sixty (60) days’ prior written notice to the other parties, and may be terminated earlier by the Fund, the Participant or the Distributor at any time in the event of a material breach by another party of any provision of this Agreement.

20.	PROSPECTUS DELIVERY AND TRUST REPRESENTATIONS

a.           The Distributor will provide to the Participant copies of the Prospectus and any printed supplemental information in reasonable quantities upon request of Participant. The Participant consents to the delivery of Prospectuses electronically at the following email address ___________. The Participant understands that current Prospectuses and all required reports for each applicable Fund are available at the Funds’ website at www.nextshares.com. The Distributor will notify the Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to its customers. As a general matter, the Distributor will make such revised, supplemented or amended Prospectuses available to the Participant no later than its effective date.

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b.           The Trust represents and warrants that (i) the Prospectus is effective, no stop order of the SEC or any other federal, state or foreign regulatory authority or self-regulatory authority, with respect thereto has been issued, no proceedings for such purpose have been instituted or, to its knowledge, are being contemplated; (ii) the Prospectus conforms in all material respects to the requirements of all applicable law, and the rules and regulations of the SEC thereunder and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (iv) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares, except the registration of the Shares under the 1933 Act; (v) Shares will be listed for trading on a national exchange; (vi) it will not lend Shares pursuant to any securities lending arrangement that would prevent the Trust from settling a Redemption Order when due; and (vii) it will not name the Participant in the Prospectus, Marketing Materials, or on the Fund’s website without the prior written consent of Participant, unless such naming is required by law, rule, or regulation.

21.	COUNTERPARTS

This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute one and the same instrument.

22.	GOVERNING LAW

This Section 22 shall survive the termination of this Agreement.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any New York State or United States Federal court sitting in New York, New York having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement.

23.	ASSIGNMENT

This Agreement will be binding on each party’s successors and assigns, but the parties agree that no party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other party, which shall not be unreasonably withheld.

24.	SEVERANCE

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

[The remainder of this page is intentionally left blank]

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The duly authorized representatives of the below parties have executed this Agreement, the effective date of which shall be the date of the most recent signature below.

G.distributors, LLC

By:

Name: [ ]
Title: [ ]
Address: One Corporate Center
Rye, New York 10580-1422
Telephone: [ ]
Facsimile: [ ]
E-mail:

Date:

[Participant] DTC/NSCC Clearing Participant Code:

By:
Name:
Title:
Address:
Telephone:
Facsimile:
E-mail:

Date:

ACCEPTED BY:

The Bank of New York Mellon, as Transfer Agent

By:
Name:
Title:
Address:

Telephone:
Facsimile:
E-mail:

Date:

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ACKNOWLEDGED AND AGREED, SOLELY WITH RESPECT TO SECTIONS 7(b) and 20(b) HEREOF:

Gabelli NextShares Trust

By:
Name:
Title:
Address:
Telephone:
Facsimile:
E-mail:

Date:

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ATTACHMENT A

This document supplements the Prospectus with respect to the procedures to be used by (i) the Transfer Agent and Distributor in processing orders for the purchase of Creation Units of a Fund and (ii) the Transfer Agent in processing orders redeeming Creation units of a Fund.

A Participant is required to have signed the Participant Agreement. Upon acceptance by the Trust of the Participant Agreement, the Transfer Agent will assign a personal identification number (“PIN”) to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place Orders with respect to Creation Units.

TO PLACE AN ORDER FOR PURCHASE OR REDEMPTION OF CREATION UNITS

1.	Orders by Telephone.

a. Order Number. Call to Receive an Order Number. An Authorized Person for the Participant will call the telephone representative at the number listed on the applicable Fund’s order form (“Order Form”) not later than the cut-off time for placing Orders with the applicable Fund as set forth in the Order Form (the “Order Cut-Off Time”) to receive an Order Number. Non-standard Orders generally must be arranged with the Trust in advance of Order placement. The Order Form (as may be revised from time to time) is incorporated into and made a part of this Agreement.

Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN) and the terms of the Order, the telephone representative will issue a unique Order Number. All Orders with respect to the purchase or redemption of Creation Units are required to be in writing and accompanied by the designated Order Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the Order Cut-Off Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE Order Cut-Off Time WILL NOT BE ACCEPTED.

NOTE THAT THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS VIA THE ORDER FORM CONTAINING THE DESIGNATED ORDER NUMBER, AUTHORIZED INDIVIDUALS’ SIGNATURES AND TRANSMITTED BY FACSIMILE.

b. Place the Order. An Order Number is only valid for a limited time. The Order Form for purchase or redemption of Creation Units must be sent by facsimile to the telephone representative within 20 minutes of the issuance of the Order Number. In the event that the Order Form is not received within such time period, the telephone representative will attempt to contact the Participant to request immediate transmission of the Order. Unless the Order Form is received by the telephone representative upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time, the Order will be deemed invalid.

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c. Await Receipt of Confirmation.

(i)	Clearing Process. The Distributor (in the case of a Purchase Order) or the Transfer Agent (in the case of a Redemption Order) shall issue a confirmation of Order acceptance within approximately 15 minutes of its receipt of an Order Form received in good form. In the event the Participant does not receive a timely confirmation from the Distributor or the Transfer Agent, it should contact the telephone representative at the business number indicated.

(ii)	Outside the Clearing Process. In lieu of receiving a confirmation of Order acceptance, the DTC Participant will receive an acknowledgment of Order acceptance. The DTC Participant shall deliver on settlement date the Deposit Securities and/or cash (in the case of purchases) or the Creation Unit size aggregation of Shares on trade date plus one (in the case of redemptions) to the Trust through DTC. The Trust shall settle the transaction on the prescribed settlement date.

d. Ambiguous Instructions. In the event that an Order Form contains terms that differ from the information provided in the telephone call at the time of issuance of the Order Number, the telephone representative will attempt to contact the Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order Form then the Order will be accepted and processed. If an Authorized Person contradicts its terms, the Order will be deemed invalid and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time.

In the event that an Order Form contains terms that are illegible, as determined in the sole discretion of the Distributor (in the case of a Purchase Order) or the Transfer Agent (in the case of a Redemption Order), the Order will be deemed invalid and will not be processed. A telephone representative will attempt to contact the Participant to request retransmission of the Order Form, and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time. If the telephone representative is not able to contact an Authorized Person, the Order will be deemed invalid.

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2.	Election to Place Orders by Internet.

a. General. Notwithstanding the foregoing provisions, Orders may be submitted through the Internet (“Web Order Site” or “Fund Connect”), but must be done so in accordance with the terms of this Agreement, the Prospectus, the Web Order Site, the [State Street Fund] Connect Buy-Side User Agreement (which must be separately entered into by the Participant) (the “Fund Connect Agreement”) and the applicable Fund Connect User Guide (or any successor documents). To the extent that any provision of this Agreement is inconsistent with any provision of any Fund Connect Agreement, the Fund Connect Agreement shall control with respect to [TA’s] provision of the Web Order Site; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. Notwithstanding the foregoing, the Participant acknowledges that references to the applicable Fund Connect User Guide (or any successor documents) contained herein are for instructional purposes only, and such Fund Connect User Guide (or any successor documents) does not contain any additional representations, warranties or obligations by the Trust, the Transfer Agent, the Distributor or their respective agents.

b. Certain Acknowledgements. The Participant acknowledges and agrees (i) that the Trust, the Transfer Agent, the Distributor and their respective agents may elect to review any Order placed through the Web Order Site manually before it is executed and that such manual review may result in a delay in execution of such Order; (ii) that during periods of heavy market activity or other times, it may be difficult to place Orders via the Web Order Site and the Participant may place Orders as otherwise set forth in Attachment A; and (iii) that any transaction information, content, or data downloaded or otherwise obtained through the use of the Web Order Site are done at the Participant’s own discretion and risk.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE FUND CONNECT AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE WEB ORDER SITE IS PROVIDED “AS IS,” “AS AVAILABLE” WITH ALL FAULTS AND WITHOUT ANY WARRANTY OF ANY KIND. SPECIFICALLY, WITHOUT LIMITING THE FOREGOING, ALL WARRANTIES, CONDITIONS, OTHER CONTRACTUAL TERMS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE WEB ORDER SITE, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE TRUST, THE TRANSFER AGENT, THE DISTRIBUTOR OR THEIR RESPECTIVE AGENTS, AFFILIATES, LICENSORS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO AS TO TITLE, SATISFACTORY QUALITY, ACCURACY, COMPLETENESS, UNINTERRUPTED USE, NON-INFRINGEMENT, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES, CONDITIONS AND OTHER CONTRACTUAL TERMS ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

c. Election to Terminate Placing Orders by Internet. The Participant may elect at any time to discontinue placing Orders through the Web Order Site without providing notice under the Fund Connect Agreement.

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3.	Acknowledgment Regarding Telephone and Internet Transactions. During periods of heavy market activity or other times, the Participant acknowledges it may be difficult to reach the Trust or its agents by telephone or to transact business over the Internet via the Web Order Site. Technological irregularities may also make the use of the Internet and Web Order Site slow or unavailable at times. The Trust may terminate the receipt of redemption or exchange Orders by telephone or the Internet at any time, in which case you may redeem or exchange Shares by other means.

4.	Purchase of Creation Units Without Receipt of Deposit Securities. Creation Units of the Fund may be purchased in advance of receipt by the Trust of all or a portion of the applicable Deposit Securities, provided that the Participant deposits an initial deposit of cash with the Trust having a value greater than the net asset value of the Shares on the date the Order is placed in proper form. In addition to available Deposit Securities and cash that generally comprise a Creation Unit, cash must be deposited in an amount equal to 115% of the market value of any undelivered Deposit Securities (the “Additional Cash Deposit”). The Order shall be deemed to be received on the Business Day on which the Order is placed provided that the Order is placed in proper form prior to Order Cut-Off Time on such date and cash in the appropriate amount is deposited with the Custodian by 1:00 p.m. Eastern Time or such other time as designated by the Custodian on settlement date. If the Order is not placed in proper form by Order Cut-Off Time or federal funds in the appropriate amount are not received by 1:00 p.m. Eastern Time on settlement date, then the Order may be deemed to be rejected and the Participant shall be liable to the Trust for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the Trust, pending delivery of the missing Deposit Securities to the extent necessary to maintain an amount of cash on deposit with the Trust at least equal to 115% of the daily marked to market value of the missing Deposit Securities. In the event that additional cash is not paid, the Trust may use the cash on deposit to purchase the missing Deposit Securities. The Participant will be liable to the Trust for the costs incurred by the Trust in connection with any such purchases and the Participant shall be liable to the Trust for any shortfall between the cost to the Trust of purchasing any missing Deposit Securities and the value of the collateral. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the Creation Order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The Trust will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Custodian or purchased by the Trust and deposited into the Trust. The Trust shall charge and the Participant agrees to pay to the Trust the Transaction Fee and any additional fees prescribed in the Prospectus. The delivery of Creation Units of the Fund so created will occur no later than the prescribed settlement date following the day on which the Creation Order is deemed received by the Distributor.

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ATTACHMENT B

AUTHORIZED PERSONS

TRUST

The following individuals are Authorized Persons pursuant to the Participant Agreement between G.distributors, LLC and [Participant], NSCC #: [        ]

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(2)	E-MAIL ADDRESS(2)	CITY OF BIRTH(2)

Date:

Certified By (Signature):

Print Name:

Title:

(1)	Required information.

(2)	Required information to use the Web Order Site.